Exhibit 2.4

SPREADTRUM COMMUNICATIONS, INC.

Spreadtrum Center

Building No. 1, Lane 2288

Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

As of May 22, 2008

Citibank, N.A. – ADR Department

388 Greenwich Street, 14th Fl.

New York, New York 10013

Provisional Deposit of Provisional Shares

Ladies & Gentlemen:

Reference is made to the Deposit Agreement, dated as of June 29, 2007 (the “Deposit Agreement”), by and among Spreadtrum Communications, Inc., a company organized under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company wishes to provisionally deposit with the Custodian from time to time Shares that are to be issued by the Company on a “provisional basis” (the “Provisional Shares”) in connection with certain stock option and equity incentive plans of the Company and its affiliated companies, currently in effect, or that may be adopted by the Company and its affiliated companies from time to time (collectively, the “Plans”). The Company and the Depositary intend to supplement the Deposit Agreement to enable the provisional deposit by the Company of Provisional Shares pending a subsequent issuance and delivery of ADSs in satisfaction of the Company’s obligations under the Plans upon the instruction of the Company, subject in each case to the terms of this letter agreement.

In furtherance of the foregoing, the Company and the Depositary agree as follows:

1. The Depositary shall make the requisite arrangements with the Custodian to accept provisional deposits of Provisional Shares by the Company and to maintain such Provisional Shares in an account identified on the Custodian’s records as “Citi ADR NY – Provisional Shares” (the “Provisional Shares Account”). The Custodian shall recognize instructions in respect of the Provisional Shares and the Provisional Shares Account only from the Depositary. The Depositary shall cause the Provisional Shares provisionally deposited by the Company to be safekept by the Custodian and to be held separate and distinct from the other securities held on deposit under the Deposit Agreement until the issuance of ADSs in respect of such Shares at the instruction of, or on behalf of, the Company upon the terms contemplated in this letter agreement.

2. The Depositary shall not identify the Provisional Shares provisionally deposited by the Company as being on deposit under the Deposit Agreement in respect of any ADSs issued and outstanding under the Deposit Agreement and the Provisional Shares provisionally deposited by the Company shall not for any purpose constitute Deposited Securities under the Deposit Agreement. From time to time, at the request of the Company, the Depositary shall, or shall cause the Custodian to, confirm in writing the number of Provisional Shares provisionally on deposit in the Provisional Shares Account.

3. The Company agrees that the “issue price” (for purposes of Cayman Islands law and the Company’s constitutive documents) of each Provisional Share shall be (i) if an ADS is issued in respect of such Provisional Share, the amount paid by the purchaser of such ADS to the Company in respect of the ADS, and (ii) if no ADS is issued in respect of such Provisional Share and the Provisional Share is repurchased or redeemed by the Company, an amount equal to the par value of such Share, to be paid into the Company by the Depositary or the Custodian (as registered holder of the Share) immediately prior to such repurchase or redemption by the Company. The Company agrees to pay to the Depositary or the Custodian (as applicable) the amount of the redemption/repurchase price in an amount not less than the par value of the Shares being redeemed/repurchased and in such manner as the Depositary or the Custodian may require to effectuate the redemption/repurchase transaction.

4. No ADSs shall be issued by the Depositary in respect of the Provisional Shares provisionally on deposit with the Custodian from time to time unless and until the Depositary shall have received an ADS Issuance Instruction duly completed and signed by, or on behalf of, the Company substantially in the form of the ADS Issuance Instruction attached hereto as Exhibit A (the “ADS Issuance Instruction”). Upon receipt of a duly completed and signed ADS Issuance Instruction from the Company, the Depositary shall (i) cause the Custodian to debit the requisite number of Shares from the Provisional Shares Account and to be deposited under the Deposit Agreement (at which point the Shares so deposited shall become Deposited Securities under the terms of the Deposit Agreement), and (ii) issue and deliver the applicable number of ADSs in respect of the Shares so deposited in accordance with the instructions set forth in the applicable ADS Issuance Instruction (such transaction “Completed Share Deposit and ADS Issuance”).

5. The Provisional Shares provisionally on deposit with the Custodian shall, for all purposes and until the occurrence of a Completed Share Deposit and ADS Issuance, be deemed beneficially owned by the Company. Holders and the Beneficial Owners of ADSs outstanding under the Deposit Agreement shall not have any rights in respect of any Provisional Shares provisionally on deposit. Until the occurrence of a Completed Share Deposit and ADS Issuance in respect of Provisional Shares on provisional deposit, the Depositary shall not take any actions in respect of the Provisional Shares except upon instructions given to the Depositary by or on behalf of the Company (including, without limitation, actions in respect of delivery of such Provisional Shares from the Provisional Shares Account, dividend payments, rights offers, shareholders’ meetings and other corporate actions). The Company hereby instructs the Depositary to arrange for the return to the Company of any distribution (including, without limitation, distributions by way of dividend and by way of return of capital) received in respect of the Provisional Shares in the Provisional Shares Account. The Depositary agrees, upon receipt of the applicable instructions from the Company, to instruct the Custodian to issue a proxy in favor of a person designated by the Company to vote the Provisional Shares on deposit in the Provisional Shares Account as of the applicable record date upon such terms and subject to such conditions as the Company as beneficial owner of the Provisional Shares may instruct.

6. The Depositary shall, in respect of the Provisional Shares, be authorized to rely and act upon the written instructions signed and delivered on behalf of the Company by (i) one or more of the Company’s officers and employees designated from time to time by the Company to the Depositary as “authorized persons”, and (ii) one of the “authorized persons” for Computershare Plan Managers PTY Limited (and designated as such by Computershare Plan Managers PTY Limited), the plan administrator for each of the Plans, including instructions so delivered in electronic form.

7. In the event that, in determining the rights and obligations of parties to the Deposit Agreement (as supplemented by this letter agreement) with respect to any Provisional Shares, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms hereof, the terms and conditions set forth herein shall be controlling.

8. Except as expressly agreed upon between the Company and the Depositary, the deposit of the Provisional Shares and the services contemplated in this letter agreement shall not be subject to additional fees payable by the Company to the Depositary.

9. The Depositary and the Custodian shall not have any responsibility with respect to, and the Company undertakes to perform (or to cause to be performed), any and all tax reporting, tax withholding and remittance of tax withheld in respect of the Plans, the Provisional Shares and the Completed Share Deposits and ADS Issuances.

The Company hereby represents and warrants to, and for the benefit of, the Depositary (in lieu of the representations and warranties set forth in Section 3.3 of the Deposit Agreement) as follows:

(a)	The Provisional Shares to be provisionally deposited by the Company will, prior to the provisional deposit, be duly authorized and validly issued, and all preemptive rights (if any) with respect to such Provisional Shares will, prior to the provisional deposit, have been validly waived or exercised, and ,at the time of the Completed Share Deposit and ADS Issuance in respect of the Provisional Shares, the Shares being deposited in the ADR facility (which formerly were Provisional Shares) will be fully paid and non-assessable.

(b)	The Provisional Shares to be provisionally deposited by the Company will, at time of provisional deposit, be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim.

(c)

The existence of Provisional Shares, the provisional deposit of Provisional Shares by the Company upon the terms set forth herein, the Completed Share Deposit and ADS Issuance and the transactions contemplated in this letter agreement do not violate any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party, or to the best knowledge of the Company (after due inquiry with its Cayman Islands counsel) Cayman Islands law or regulation.

The Company hereby covenants to, and for the benefit of, the Depositary, as follows:

(a)	The Company will take all actions that are necessary to ensure that (i) the Provisional Shares continue, for the duration of their provisional deposit as Provisional Shares in the Provisional Shares Account and at the time of the Completed Share Deposit and ADS Issuance, to be duly authorized and validly issued, (ii) that all preemptive rights (if any) with respect to the Provisional Shares continue, for the duration of their deposit as Provisional Shares and at the time of Completed Share Deposit and ADS Issuance, to be validly waived or exercised, and (iii) at the time of Completed Share Deposit and ADS Issuance, the Shares being deposited in the ADR facility (which were formerly Provisional Shares) are fully paid and non-assessable (the purchase price for such Shares (x) being the applicable subscription price payable to the Company for the ADSs by, or on behalf of, the applicable participant in the Plans, and (y) having been duly received by the Company). Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(b)	The Company will not permit the Provisional Shares provisionally deposited in the Provisional Shares Account to become subject to any lien, encumbrance, security interest, charge, mortgage or adverse claim. Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(c)	The Provisional Shares will, upon the issuance of ADSs, rank pari passu, in all respects with the Shares on deposit in respect of the ADSs outstanding under the Deposit Agreement. Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(d)	The Company will ensure that, at the time of issuance and delivery of ADSs at the time of Completed Share Deposit and ADS Issuance, the ADSs issued upon such issuance and delivery and the Shares represented thereby are not “Restricted Securities” (as defined in the Deposit Agreement). Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(e)	The Company will ensure that, at the time of Completed Share Deposit and ADS Issuance, such issuance and delivery of ADSs and the deposit of the corresponding Shares does not violate any Cayman Islands law or regulation, or any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party. Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(f)	The Company will obtain all governmental approvals, permits, consents and authorizations required to be so obtained in the Cayman Islands and in the United States for transactions contemplated herein. Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary that such governmental approvals, permits, consents and authorizations have been obtained and are, at the time of Completed Share Deposit and ADS Issuance, in full force and effect as to the issuance of ADSs and the corresponding deposit of Shares being instructed.

(g)	The Company has registered, or will prior to the applicable Completed Share Deposit and ADS Issuance register, the offer, sale and issuance of Shares to participants in the Plans with the U.S. Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 and will instruct the Depositary to make delivery of the corresponding ADSs pursuant to an ADS Issuance Instruction only if such registration statement is effective at such time and not subject to any stop orders. Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing statement, at the time of Completed Share Deposit and ADS Issuance, as to the ADSs specified in the ADS Issuance Instruction and the Shares represented thereby.

(h)

The Company will ensure that the ADSs issued by the Depositary upon delivery by the Company of an ADS Issuance Instruction are (x) not delivered to “Affiliates” (as defined in Rule 144) of the Company, or (y) if delivered to “Affiliates,” are so delivered only in connection with the settlement of a resale transaction by such Affiliates that is either covered by a registration statement under the Securities Act or exempt from registration under the Securities Act and in each such case the ADSs when so delivered in settlement are not “Restricted Securities” (as defined in the Deposit Agreement). Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of accuracy of the foregoing, at the time of Completed Share Deposit and ADS Issuance, as to the ADSs specified in the ADS Issuance Instruction and the Shares represented thereby.

The terms of this letter agreement supplement the Deposit Agreement and are not intended to materially prejudice any substantial existing rights of Holders or Beneficial Owners of ADSs and, as a result, notice is not required to be given of the terms hereof to Holders of ADSs under the Deposit Agreement. The Company and the Depositary shall make reference to the terms of this letter agreement in, and attach an executed copy hereof to, the next Registration Statement on Form F-6 filing (including without limitation any amendatory filings) made with the U.S. Securities and Exchange Commission in respect of the ADSs.

The Company acknowledges and agrees that the indemnification provisions of the Deposit Agreement shall apply to (i) any acts performed or omitted by the Depositary pursuant to the terms of this letter agreement, including, without limitation, the acceptance and maintenance of Provisional Shares on provisional deposit and the issuance and delivery of ADSs upon the terms contemplated in this letter agreement, and (ii) the representations, warranties and covenants by the Company contained in this letter agreement and in any documents or instruments delivered by the Company to the Depositary pursuant to this letter agreement.

This letter agreement shall be interpreted in accordance with, and all of the rights and obligations under this letter agreement shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

CITIBANK, N.A., as Depositary

By:	/s/ Paul Martin
Name:	Paul Martin
Title:	Vice President
Date:	May 21, 2008

SPREADTRUM COMMUNICATIONS, INC.

By:	/s/ Richard Wei
Name:	Richard Wei
Title:	CFO
Date:	May 26, 2008

EXHIBITS

A	Form of ADS Issuance Instruction

EXHIBIT A

to

Letter Agreement, dated as of May 22, 2008

(the “Letter Agreement”), by and between

Spreadtrum Communications, Inc.

and

Citibank, N.A., , as Depositary

FORM OF ADS ISSUANCE INSTRUCTION

Citibank, N.A., as Depositary ADR Department 111 Wall Street New York, New York 10043 Attention: Broker Services Email: annemarie.hamlet@citi.com joyce.glencamp@citi.com	Citibank Hong Kong as Custodian 22 Tak Fung Street Two Harbourfront Hung Hom Hong Kong Email: mandy.my.leung@citi.com clement.mc.kwong@citi.com kam.lin.chan@citi.com	SPREADTRUM

COMMUNICATIONS, INC.

Spreadtrum Center

Building No. 1, Lane 2288

Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attention: Richard Wei

                 Eva Wang

Email:

richard.wei@spreadtrum.com

eva.wang@spreadtrum.com

Spreadtrum Communications, Inc. – Provisional Shares

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of June 29, 2007 (as amended from time to time, the “Deposit Agreement”), by and among Spreadtrum Communications, Inc. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder, and (ii) the Letter Agreement, dated as of May 22, 2008 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

A-1

This ADS Issuance Instruction is being delivered to the Depositary in respect of the Provisional Shares (as defined in the Letter Agreement) on provisional deposit in the Provisional Shares Account (as defined in the Letter Agreement). We hereby instruct the Depositary to arrange for the issuance and delivery of the ADSs specified below, to debit the corresponding Shares from the Provisional Shares Account and to deposit such Shares into the ADR facility existing under the Deposit Agreement.

A-2

Number of Shares to be debited from the Provisional Shares Account and to be deposited in the
ADR facility:	Shares

(3 Shares = 1 ADS)

Number of ADSs to be issued:
ADSs

Delivery information for corresponding ADSs	For Deliveries of ADSs into DTC:
Deliver ADSs “free of payment” as follows:

DTC Participant Name:

Merrill Lynch (Computershare Securities Corp)

DTC Participant Account No.: 5198

Beneficial Owner Account Name:

Computershare Plan Managers PTY LTD FBO Spreadtrum

Beneficial Owner Account No.: 3ER-12003

Reference Code (if any):

Contact Person at DTC Participant:

For Deliveries of ADSs as Direct Registration ADSs:

Beneficial Owner Name:

Beneficial Owner Tax ID No.:

Beneficial Owner Address:

We represent to the Depositary that, as of the date hereof, the information specified in the Company’s covenants contained in the Letter Agreement in respect of the ADSs specified above, and the Shares represented thereby, is true, accurate and correct.

COMPUTERSHARE PLAN MANAGERS PTY LIMITED, on behalf of Spreadtrum Communications, Inc.

By:
Name:
Title:
Date: